Exhibit 23

[Stegman & Company Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements filed by WSB Holdings, Inc. on Form S-8 (File Nos. 333-176535 and 333-148753) of our report dated March 21, 2012 with respect to the consolidated financial statements which appears in this Annual Report on Form 10-K of WSB Holdings, Inc. for the year ended December 31, 2011.

/s/Stegman & Company

Baltimore, Maryland

March 21, 2012